EXHIBIT 32.2

STATEMENT PURSUANT TO SECTION 906 THE SARBANES-OXLEY ACT OF 2002
BY PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER


      I, O'Donnell Iselin II, herby certify, to my knowledge, that:

      1. the accompanying Annual Report on Form 10-Q of
Cadiz Inc. for the year ended March 31, 2006 (the
"Report") fully complies with the requirements of Section
13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934, as amended; and

      2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Cadiz Inc.

      IN WITNESS WHEREOF, the undersigned has executed this Statement as of the date first written above.

Dated: May 10, 2006


                              /s/ O'Donnell Iselin II
                              -------------------------------------
                              O'Donnell Iselin II
                              Chief Financial Officer and Secretary